UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/26/2005

NATCO GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-15603

DE	222906892
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2950 North Loop West, Suite 700, Houston, TX 77092
(Address of Principal Executive Offices, Including Zip Code)

713-683-9292
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On May 26, 2005, the Board of Directors of NATCO Group Inc. approved the following recommendations of the Governance, Nominating & Compensation Committee. On May 25, 2005, the Governance, Nominating & Compensation Committee of the Board of Directors recommended certain changes to compensation of non-employee directors of the Company. The Committee recommended that, effective June 1, 2005, the annual retainer for non-employee directors shall be $34,000 in cash, payable ratably on a monthly basis, and 5,000 shares of restricted stock of the Company. The Committee also recommended increasing the fee for attendance at each meeting to $1,250. In addition, the Committee recommended increasing the annual retainer for the Chairman of the Audit Committee to $7,500, continuing the $5,000 annual retainer for the Chairman of the Governance, Nominating & Compensation Committee, and providing for a $3,000 retainer for the Chairman of the newly created Health, Safety & Environment Committee. The Committee also recommended that restrictions on these awards of restricted stock lapse on the first anniversary of the grant date, with earlier lapse in the event of the recipient's death, disability or retirement after age 68 or upon a corporate change (as defined in the applicable plan). Pursuant to the 2004 Stock Incentive Plan and the recommendation of the Governance, Nominating & Compensation Committee each non-employee director will be awarded 5,000 shares of restricted stock effective June 1, 2005, as part of the annual retainer. The form of Restricted Stock Agreement to be entered into with each such director is filed as Exhibit 10.1 to this report and is incorporated into this report by reference.

Item 7.01.    Regulation FD Disclosure

At the annual stockholder meeting held May 26, 2005, the Company's stockholders elected John U. Clarke, Patrick M. McCarthy and Thomas C. Knudson as Class I directors to serve until the annual meeting of stockholders to be held in 2008. The stockholders also ratified the appointment of KPMG, LLP as independent registered public accounting firm for the Company for the year ending December 31, 2005.

At the Board meeting following the stockholder meeting, the Board of Directors of the Company approved new committee assignments for the Audit Committee and Governance, Nominating & Compensation Committee, formed a new Health, Safety & Environment Committee of the Board of Directors and discontinued the Executive Committee. The Audit Committee is composed of Julie H. Edwards (Chair), Keith K. Allan and George K. Hickox, Jr. The Governance, Nominating & Compensation Committee is composed of Thomas C. Knudson (Chair), Thomas R. Bates, Jr. and Herbert S. Winokur, Jr. The Health, Safety & Environment Committee is composed of Keith K. Allan (Chair), Mr. Bates and Mr. Knudson. The Chair of the Governance, Nominating & Compensation Committee, currently Mr. Knudson, shall serve as the presiding director at all executive sessions of the Board of Directors.

Item 9.01.    Financial Statements and Exhibits

Exhibits.

Exhibit No.        Description

10.1                Form of Restricted Stock Agreement for Non-Employee Directors

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

NATCO GROUP INC.

Date: May 27, 2005.	By:	/s/ Richard W. FitzGerald
Richard W. FitzGerald
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Form of Restricted Stock Award Agreement for Non-employee Directors